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                                                                   EXHIBIT 10.11

                               STERIS CORPORATION
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                     FY 1998

OBJECTIVE
---------

The objective of the STERIS Corporation Management Incentive Compensation Plan
(MICP) is to encourage greater initiative, resourcefulness, teamwork, efficiency, and achievement of objectives on the part of key management whose performance and responsibilities directly affect Company profits.

GENERAL PROVISIONS
------------------

The MICP for FY 1998 may be reviewed and revised at the Chief Executive Officer's discretion within the guidelines established by the Compensation Committee of the Board of Directors. Any incentive payouts under the terms of this Plan will be limited by any governmental regulations that are in effect at the time of such incentive payouts.

The incentive compensation fund available for disbursement to participants shall be determined by achievement of key parameters of the approved Annual Business Plan.

Management Incentive Compensation will be calculated after the close of each quarter and will be cumulative and retroactive. That is, deficiencies in year-to-date (YTD) performance can be made up by overachievement in subsequent quarters during the fiscal year.

A portion of the earned Management Incentive Compensation will be paid on a quarterly basis with another portion held in an escrow account to be paid on an annual basis. An accrual funding schedule will be developed and maintained by the Finance Department to reserve adequate funds for the payment of earned Management Incentive Compensation.

KEY PARAMETERS
--------------

MICP compensation will be determined through achievement of a combination of Annual Business Plan (ABP) objectives and Quarterly Individual Objectives (IO). ABP parameters are the Net Revenue, Operating Income, and Net Income objectives. IO parameters are approved quarterly personal objectives that are brief, specific, measurable, and consistent with overall Company objectives.


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ELIGIBILITY
-----------

The management level classifications of individuals who may be eligible to participate in the MICP are the following:

                           Chief Executive Officer
                           Sr. Vice President
                           Division President/Unit Head
                           Vice President
                           Director
                           Manager
                           Supervisor/Professional

Incumbents holding a key management position with one of the above titles are immediately eligible for participation. New hires for an above titled position will begin participation in the MICP during the first full fiscal quarter of employment unless otherwise specified in the employment offer. An individual promoted to a higher management level during a quarter will have MICP compensation for that quarter at the management level held by the individual for the majority of the quarter.

Termination of employment of a participant shall result in his or her forfeiture of all unpaid incentive earnings.

MICP FY'98 PARTICIPANT BONUS SCHEDULE
-------------------------------------

The bonus opportunity for each management level upon 100% achievement of the FY'98 Net Revenue, Operating Income, and Net Income objectives is as follows:

               Management Level                              Quarterly Funding
           -----------------------                        -------------------

           Chief Executive Officer                        150% of Base Income
           Senior Vice President                          100% of Base Income
           Division President/Unit Head                    75% of Base Income
           Vice President                                  50% of Base Income
           Director                                        35% of Base Income
           Manager                                         20% of Base Income
           Supervisor/Professional                         $625


BONUS POOL FUNDING
------------------

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The funding of the bonus pool will be determined quarterly on a YTD basis. Any funding will be dependent upon the Company's YTD achievement of net revenue and operating income in relationship to the Annual Business Plan parameters. The following weighting factor will apply to the qualification parameters:

           Net Revenue                                    75%
           Operating Income                               25%

Funding will occur on a sliding scale basis from 80% to 120% of the Blended Achievement Percentage. The following is a calculation example based upon YTD achievement of 104% of net revenue and 110% of operating income parameters of the ABP.

              104 x 3 = 312
              110 x 1 = 110
                        ---
                        422 / 4 = 105.5% - Blended Rate

During FY'98, the Company must achieve at least an 80% blended rate to be eligible for MICP participation. For divisional MICP participation the Company and the respective division must achieve an 80% blended rate to be eligible for MICP participation.

INDIVIDUAL OBJECTIVES (IO)
--------------------------

Quantifiable management objectives are developed and approved quarterly for each MICP participant. An individual's performance is evaluated at the end of each quarter and a percentage Individual Objectives (IO) Achievement calculated. The Individual Objectives are consistent with the quarterly and longer term objectives for the Company and the individual business units, profit centers, corporate services groups, or departments.

BONUS CALCULATION
-----------------

Individual participant bonuses and bonus payouts will be determined as defined in this bonus calculation section.

1. The bonus qualifier will be based on the Blended Achievement Percentage of the Company's Net Revenue and Operating Income objectives.

2. The performance in achieving the Net Revenue and Operating Income bonus qualification parameters will be determined on a YTD basis with a weighting of 3X for Net Revenue and 1X for Operating Income.

3. Individual participant payout targets will be taken from the then current Participant and Target Bonus Schedule.





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4.     The YTD Blended Achievement Percentage will be applied to the individual
       Target Bonus to determine the quarterly MICP eligible bonus amount.

5. If bonus eligibility on a YTD quarterly basis has occurred, the individual MICP eligible bonus amount is multiplied by the percentage achievement of the quarterly Individual Objectives that have been approved at the beginning of each quarter by the participant's direct supervisor and the senior executive/business head of the individual's business unit.

Bonus calculation example:


              Vice President
                          $80,000 Base Salary
                          50% Target Bonus
              Corp Achievement
                          104% Net Revenue
                          110% Op Income

                                104 x 3  =  312
                                110 x 1  =  110
                                            ---
                                            422 / 4 = 105.5% - Blended Rate

              Individual Objectives (IO) Achievement
                          96%

              Quarterly Target Bonus
                          $80,000 x 50% / 4 = $10,000

              Sliding Scale Blended Target
                          $10,000 x 105.5% = $10,550

              Earned Bonus
                          $10,550 x 96% (IO) = $10,128

BONUS PAYMENT
-------------

Seventy-five percent (75%) of the eligible individual quarterly bonus will be paid following the end of each quarter. Twenty-five percent (25%) of the eligible individual quarterly bonus will be held in a bonus escrow account and will be paid following the end of the fiscal year only if the CORPORATION meets or exceeds its Net Income objective for the full fiscal year. Should the Corporation fail to meet or exceed its Net Income objective for the full fiscal year, all funds in the bonus escrow account will be forfeited.



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EFFECTIVE DATE
--------------

The STERIS Management Incentive Compensation Plan is effective April 1, 1997, through March 31, 1998.


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